UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 11, 2011

IMMUCOR, INC.
(Exact name of registrant as specified in its charter)

Georgia	0-14820	22-2408354
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3130 Gateway Drive, Norcross, Georgia	30071
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 441-2051

Not Applicable
(Former name or former address,
if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

As previously announced, on July 2, 2011, Immucor, Inc., a Georgia corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with IVD Holdings Inc., a Delaware corporation (“Parent”) and affiliate of TPG Partners VI, L.P., and IVD Acquisition Corporation, a Georgia corporation and a wholly-owned subsidiary of Parent (“Purchaser”).  Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Purchaser will commence a tender offer to acquire all of the outstanding shares of common stock, $0.10 par value per share, of the Company at a purchase price of $27.00 per share, in cash, subject to required withholding taxes and without interest.  Immediately following the consummation of the tender offer and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Purchaser will merge with and into the Company and the Company will become a wholly-owned subsidiary of Parent.

The following is a summary of the debt commitment arrangements that Purchaser entered into in connection with the execution of the Merger Agreement, which summary will be provided to prospective debt financing sources that are expected to provide a portion of the financing for the transactions contemplated by the Merger Agreement.

Purchaser received a debt commitment letter (the “Debt Commitment Letter”), dated July 2, 2011, from JPMorgan Chase Bank, N.A. (“JPMCB”), J.P. Morgan Securities LLC (“JPMS”) and Citigroup Global Markets Inc. (“Citi” and, together with JPMCB and JPMS, the “Debt Commitment Parties”). The Debt Commitment Letter provides an aggregate of $1,100,000,000 in debt financing to Purchaser, consisting of a $600,000,000 senior secured term loan facility, a $400,000,000 senior unsecured bridge facility and a $100,000,000 senior secured revolving facility, of which, no more than $25,000,000 may be drawn at the closing of the merger (a) to fund transaction expenses, (b) to fund any original issue discount or upfront fees with respect to the debt financing and (c) for working capital needs.  The initial borrower under the facilities contemplated by the Debt Commitment Letter will be Purchaser, and upon consummation of the merger, the rights and obligations under the facilities will be assumed by the Company.

The Debt Commitment Parties may invite other banks, financial institutions and institutional lenders to participate in the debt financing described in the Debt Commitment Letter and to undertake a portion of the commitments to provide such debt financing.

Interest under the senior secured credit facilities will be payable either at a base rate (based on the higher of the prime rate, the Federal Funds Effective Rate plus 0.50% and adjusted LIBOR for interest periods of 1 month plus 1.00%) plus a margin or a LIBOR-based rate (which, in the case of the term loan facility only, shall be subject to a floor) plus a margin at the option of Purchaser (with both the margin over the base rate and the margin over the LIBOR-based rate, in the case of the senior secured revolving credit facility only, being subject to stepdowns based on senior secured leverage ratio targets to be agreed) and will be payable at the end of each interest period set forth in the credit agreement (but at least every three months).   The term loan facility will mature seven years, and the revolving facility will mature five years, in each case, from the date of initial funding under the senior secured credit facilities.

The senior secured facilities will be guaranteed on a joint and several basis by Parent or a wholly-owned subsidiary of Parent and by all of the existing and future direct and indirect wholly-owned domestic subsidiaries of Purchaser (which will include, after the merger, all of the existing and future direct and indirect wholly-owned domestic subsidiaries of the Company) other than certain immaterial and other subsidiaries. The senior secured credit facilities will be secured, subject to permitted liens and other agreed upon exceptions, by substantially all of the tangible and intangible assets of Parent, Purchaser and each subsidiary guarantor, including a first-priority security interest in pledges of all the capital stock held by Parent, Purchaser or any subsidiary guarantor, including the stock of Purchaser with certain exceptions, including limitations on the pledge of capital stock of foreign subsidiaries.

Interest under the senior unsecured bridge facility shall initially equal a LIBOR-based rate (subject to a floor) plus an applicable margin increasing to a specified cap. The senior unsecured bridge facility will be guaranteed on a joint and several basis by the guarantors of the senior secured facilities on a senior unsecured basis with the guarantee of each such guarantor under the senior unsecured bridge facility being pari passu in right of payment with all obligations under the senior secured facilities.

If the senior unsecured bridge facility is not paid in full on or before the first anniversary of the merger, then subject to a specified condition, the maturity of the senior unsecured bridge facility shall be extended to eight years after the closing date of the merger. After such extension, the holders of the outstanding senior bridge loans may choose, subject to specified conditions, to exchange such loans for senior exchange notes that mature eight years after the closing date of the merger that the Company would be required to register for public sale under a registration statement in compliance with applicable securities laws.

The facilities contemplated by the Debt Commitment Letter are subject to certain closing conditions, including, without limitation:

•
a condition that, (a) except (i) as disclosed in the reports that the Company has filed with or furnished to the Securities and Exchange Commission (the “SEC”) via EDGAR on or after May 31, 2010 and prior to the date of the Merger Agreement (other than disclosures that are forward-looking in nature) or (ii) as set forth in the Company Disclosure Letter (as defined in the Merger Agreement) and except as otherwise required or contemplated by the Merger Agreement, since May 31, 2010 through the date of the Merger Agreement, there have not been any facts, circumstances, events, changes, effects or occurrences that would reasonably be expected to have a Company Material Adverse Effect (as defined in the Merger Agreement) and (b) since the date of the Merger Agreement, there shall not have occurred any change, event or occurrence that has had or would reasonably be expected to have a Company Material Adverse Effect;

•	the execution and delivery of definitive documentation with respect to the applicable debt facilities consistent with the Debt Commitment Letter;

•	the accuracy of certain representations and warranties in the Merger Agreement and specified representations and warranties in the loan documents;

•	the consummation of an equity contribution by TPG Partners VI, L.P. (or its affiliate) substantially concurrently with the initial borrowing under the debt facilities;
•
the consummation of the merger (without any amendments to the Merger Agreement or any waivers thereof by Purchaser or Parent that are materially adverse to the lenders or the joint lead arrangers without the consent of the joint lead arrangers (such consent not to be unreasonably withheld or delayed)) substantially concurrently with the initial borrowing under the debt facilities;

•
the delivery of certain customary closing documents (including, among others, a solvency certificate, legal opinions, evidence of authority, evidence of insurance and lien searches), documentation required under anti-money laundering laws and the taking of certain actions necessary to establish and perfect a security interest in certain items of collateral;

•	delivery of certain audited, unaudited and pro forma financial statements;

•	the payment of applicable fees and expenses;

•	the receipt of a customary marketing document with respect to the senior unsecured financing and a confidential information memorandum for the senior secured credit facilities;

•
as a condition to the availability of the senior secured credit facilities, the expiration of a marketing period of 15 consecutive business days (which period excludes certain days and is to re-commence if not completed by August 21, 2011) following receipt of the confidential information memorandum referred to in the immediately preceding bullet for use in the syndication of the senior secured credit facilities; and

•
as a condition to the availability of the senior unsecured bridge facility, the expiration of a marketing period of 15 consecutive business days (which period excludes certain days and is to re-commence if not completed by August 21, 2011) following receipt of the marketing document referred to in the second immediately preceding bullet for use in the marketing of the senior unsecured financing.

The final termination date for the Debt Commitment Letter is the earliest of (a) December 15, 2011, (b) the date on which the merger is consummated without funding of the commitments under the Debt Commitment Letter and (c) the date on which the Merger Agreement is validly terminated in accordance with its terms.

Purchaser currently intends to use cash generated by its and its subsidiaries’ operations to repay the financing contemplated by the Debt Commitment Letter in the ordinary course of business, although Parent and Purchaser have agreed to use their commercially reasonable efforts to refinance the senior unsecured bridge facility if the effective yield on such refinancing debt is below a specified cap.  Purchaser has no current plans or arrangements to refinance the debt financing.

Although the debt financing described in this filing is not subject to due diligence or a “market out” provision, which would have allowed lenders not to fund their commitments if certain conditions in the financial markets prevail, there is still a risk that such debt financing may not be funded when required. As of the date of this filing, no alternative financing arrangements or alternative financing plans have been made in the event the debt financing described in this filing is not available as anticipated.

Notice to Investors

The planned tender offer described in this Current Report on Form 8-K has not yet commenced. The description contained in this Current Report on Form 8-K is not an offer to buy or the solicitation of an offer to sell securities. At the time the planned tender offer is commenced, Parent and Purchaser will file a tender offer statement on Schedule TO with the SEC, and the Company will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the planned tender offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other tender offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully before making any decision to tender securities in the planned tender offer.  These materials will be made available to the Company’s shareholders at no expense to them and may also be obtained by contacting the Company’s Investor Relations Department at 3130 Gateway Drive, Norcross, Georgia, telephone number (770) 441-2051.  All of these materials (and all other tender offer documents filed with the SEC) will also be made available at no charge at the SEC’s website (www.sec.gov).

Additional Information about the Merger and Where to Find It

In connection with the potential one-step merger, the Company will file a proxy statement with the SEC. Additionally, the Company will file other relevant materials with the SEC in connection with the proposed acquisition of the Company by Parent pursuant to the terms of the Merger Agreement. The proxy statement and other material filed with the SEC will contain important information about the Company and the Merger that should be read carefully before making any voting or investment decision with respect to the proposed Merger.  These materials will be made available to the Company’s shareholders at no expense to them and may also be obtained by contacting the Company’s Investor Relations Department at 3130 Gateway Drive, Norcross, Georgia, telephone number (770) 441-2051.  All of these materials (and all other merger documents filed with the SEC) will also be made available at no charge at the SEC’s website (www.sec.gov).

The Company and its officers and directors, under the SEC rules, may be deemed to be participants in the solicitation of proxies of the Company’s shareholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations, and interests of certain of the Company’s officers and directors, as well as other matters, in the Company’s proxy statement for its 2010 annual meeting of shareholders and the proxy statement and other relevant materials which will be filed with the SEC in connection with the merger. Information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s shareholders generally, will be set forth in the proxy statement relating to the merger.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements relating to the potential acquisition of the Company by an affiliate of TPG Partners VI, L.P. Those statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Forward-looking statements are not guarantees of future events and involve risks and uncertainties that actual events may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the Company’s ability to control or predict. Such factors include, but are not limited to, uncertainties as to whether the debt financing will be funded when required, changes in ratings from credit agencies, how many of the Company’s shareholders will tender their stock in the planned tender offer, the possibility that competing offers will be made, unexpected costs or liabilities, the result of the review of the proposed transaction by various regulatory agencies and any conditions imposed in connection with the consummation of the transaction, and the possibility that various closing conditions for the transaction may not be satisfied or waived.  Other factors that may cause actual results to differ materially include those set forth in the reports that the Company files from time to time with the SEC, including its annual report on Form 10-K for the year ended May 31, 2010 and quarterly and current reports on Form 10-Q and Form 8-K. These forward-looking statements reflect the Company’s expectations as of the date hereof. The Company undertakes no obligation to update the information provided herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUCOR, INC.

Date: July 11, 2011	By:	/s/ Philip H. Moïse
Philip H. Moïse
Executive Vice President and General Counsel